Exhibit 5.1

December 10, 2012

HCA Holdings, Inc.

HCA Inc.

One Park Plaza

Nashville, Tennessee 37203

Ladies and Gentlemen:

We have acted as counsel to HCA Holdings, Inc., a Delaware corporation (“Holdings”), HCA Inc., a Delaware corporation (the “Company,” and collectively with Holdings, the “Issuers”), and the subsidiaries of the Company listed on Schedules I and II hereto (collectively, the “Subsidiary Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Issuers and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance from time to time of (i) shares of common stock of Holdings, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of Holdings without par value (the “Preferred Stock”); (iii) debt securities of the Issuers (the “Debt Securities”) and (iv) guarantees of the Subsidiary Guarantors, Holdings, and/or the Company (collectively in such capacity, the “Guarantors”) with respect to the Debt Securities (the “Guarantees”). The Common Stock, the Preferred Stock, the Debt Securities and the Guarantees are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Act.

The Debt Securities will be issued under supplemental indentures (the “Supplemental Indentures”) among an Issuer, one or more Guarantors, as applicable, and such trustee as shall be named therein (the “Trustee”), to indentures among an Issuer, one or more Guarantors, as applicable, and the Trustee (the “Base Indentures” and, as amended and supplemented by the Supplemental Indentures, the “Indentures”).

We have examined the Registration Statement, a form of the Common Stock share certificate and the form of the Base Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Issuers and the Subsidiary Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of the Debt Securities and any applicable Guarantees, (i) the Indentures, the Debt Securities and the Guarantees will have been duly authorized, executed and delivered by the applicable Issuers and the applicable Guarantors and (ii) the applicable Indenture will be the valid and legally binding obligation of the Trustee.

We have assumed further that, at the time of execution, authentication, issuance and delivery of the Common Stock, the Preferred Stock, the applicable Indenture (including any supplemental indenture thereto), Debt Securities and Guarantees, as applicable, (1) the issuance of the Common Stock and the Preferred Stock is permitted by and will not violate the certificate of incorporation and bylaws of Holdings or the law of its jurisdiction of organization or other applicable laws (2) each of the applicable Issuer and Guarantors will have duly authorized, executed and delivered such Indenture and Guarantees in accordance with the law of the jurisdiction in which it was organized, (3) execution, delivery and performance by each of the Guarantors of the applicable Indenture and Guarantees do not and will not violate the certificate of incorporation, certificate of formation, certificate of limited partnership, by laws, limited liability company agreement, limited partnership agreement or partnership agreement, as the case may be, of the Guarantors or the law of the jurisdiction in which each such Guarantor is organized or any other applicable law and (4) the execution, delivery and performance by the Issuers and the Guarantors of such Indenture, the Debt Securities and Guarantees and the issuance of the Common Stock and Preferred Stock, as applicable, will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Holdings or any of its subsidiaries is a party or by which Holdings or any of its subsidiaries is bound or to which any of the property or assets of Holdings or any of its subsidiaries is subject.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

With respect to the Common Stock, assuming (a) the taking by the Board of Directors of Holdings (or a duly constituted and acting committee of the Board of Directors (such Board of Directors or committee, the “Company Board”)) of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment of the consideration thereof in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, the Common Stock will be validly issued, fully paid and nonassessable.

2.	With respect to the Preferred Stock, assuming (a) the taking by the Company Board of all necessary corporate action to authorize and approve the terms of, and issuance of, the Preferred Stock, (b) due filing of the certificate of designations relating to the Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the applicable Issuer, a duly constituted and acting committee of such Board or duly authorized officers of such Issuer (such Board of Directors, committee or authorized officers being hereinafter referred to as the “Debt Authorizing Party”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities in accordance with the Indenture, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Debt Authorizing Party and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities issued by such Issuer will constitute valid and legally binding obligations of such Issuer enforceable against such Issuer in accordance with their terms.

4.	With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors (or a duly constituted and acting committee thereof), managing member, or general partner, as applicable, of each Guarantor or duly authorized officers of each Guarantor (such Board of Directors (or committee thereof), managing member or general partner, as applicable, or authorized officer being referred to as a “Guarantor Authorized Party”), (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the applicable Guarantor Authorizing Party and otherwise in accordance with the provisions of the applicable Indenture and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors issuing such Guarantees, enforceable against such Guarantors in accordance with their terms.

Our opinions set forth above in paragraphs (3) and (4) are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Guarantors Incorporated or Formed in Jurisdictions Other Than

the State of Delaware or Constituting Delaware General Partnerships

or Delaware Limited Liability Partnerships

Entity Name	Jurisdiction of Incorporation or Formation
Bay Hospital, Inc.	FL
Brigham City Community Hospital, Inc.	UT
Brookwood Medical Center of Gulfport, Inc.	MS
Capital Division, Inc.	VA
Central Florida Regional Hospital, Inc.	FL
Central Shared Services, LLC	VA
Central Tennessee Hospital Corporation	TN
Chippenham & Johnston-Willis Hospitals, Inc.	VA
Colorado Health Systems, Inc.	CO
Columbia ASC Management, L.P.	CA
Columbia Jacksonville Healthcare System, Inc.	FL
Columbia LaGrange Hospital, Inc.	IL
Columbia Medical Center of Arlington Subsidiary, L.P.	TX
Columbia Medical Center of Denton Subsidiary, L.P.	TX
Columbia Medical Center of Las Colinas, Inc.	TX
Columbia Medical Center of Lewisville Subsidiary, L.P.	TX
Columbia Medical Center of McKinney Subsidiary, L.P.	TX
Columbia Medical Center of Plano Subsidiary, L.P.	TX
Columbia North Hills Hospital Subsidiary, L.P.	TX
Columbia Ogden Medical Center, Inc.	UT
Columbia Parkersburg Healthcare System, LLC	WV
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	TX
Columbia Polk General Hospital, Inc.	GA
Columbia Riverside, Inc.	CA
Columbia/Alleghany Regional Hospital, Incorporated	VA
Columbia/HCA John Randolph, Inc.	VA
Columbine Psychiatric Center, Inc.	CO
Columbus Cardiology, Inc.	GA
Conroe Hospital Corporation	TX
Dauterive Hospital Corporation	LA
Dublin Community Hospital, LLC	GA
Eastern Idaho Health Services, Inc.	ID
Edward White Hospital, Inc.	FL
El Paso Surgicenter, Inc.	TX
Encino Hospital Corporation, Inc.	CA
Fairview Park, Limited Partnership	GA

Entity Name	Jurisdiction of Incorporation or Formation
Frankfort Hospital, Inc.	KY
Galen Property, LLC	VA
Green Oaks Hospital Subsidiary, L.P.	TX
Greenview Hospital, Inc.	KY
HCA Central Group, Inc.	TN
HCA HealthONE LLC	CO
HCA Health Services of Florida, Inc.	FL
HCA Health Services of Louisiana, Inc.	LA
HCA Health Services of Oklahoma, Inc.	OK
HCA Health Services of Tennessee, Inc.	TN
HCA Health Services of Virginia, Inc.	VA
HCA Realty, Inc.	TN
HD&S Corp. Successor, Inc.	FL
Health Midwest Office Facilities Corporation	MO
Health Midwest Ventures Group, Inc.	MO
Hendersonville Hospital Corporation	TN
Hospital Corporation of Tennessee	TN
Hospital Corporation of Utah	UT
HSS Virginia, L.P.	VA
HTI Memorial Hospital Corporation	TN
Integrated Regional Lab, LLC	FL
Integrated Regional Laboratories, LLP	DE
KPH-Consolidation, Inc.	TX
Largo Medical Center, Inc.	FL
Las Vegas Surgicare, Inc.	NV
Lawnwood Medical Center, Inc.	FL
Lewis-Gale Hospital, Incorporated	VA
Lewis-Gale Physicians, LLC	VA
Lone Peak Hospital, Inc.	UT
Los Robles Regional Medical Center	CA
Marietta Surgical Center, Inc.	GA
Marion Community Hospital, Inc.	FL
MCA Investment Company	CA
Memorial Healthcare Group, Inc.	FL
Midwest Division - RBH, LLC	MO
Montgomery Regional Hospital, Inc.	VA
Mountain View Hospital, Inc.	UT
National Patient Account Services, Inc.	TX
Nashville Shared Services General Partnership	DE
New Port Richey Hospital, Inc.	FL
New Rose Holding Company, Inc.	CO
North Florida Immediate Care Center, Inc.	FL
North Florida Regional Medical Center, Inc.	FL

Entity Name	Jurisdiction of Incorporation or Formation
Northern Utah Healthcare Corporation	UT
Northern Virginia Community Hospital, LLC	VA
Northlake Medical Center, LLC	GA
Notami Hospitals of Louisiana, Inc.	LA
Okaloosa Hospital, Inc.	FL
Okeechobee Hospital, Inc.	FL
Palmyra Park Hospital, LLC	GA
Parallon Business Solutions, LLC	TN
Parallon Credentialing Solutions, LLC	TN
Parallon Enterprises, LLC	TN
Parallon Health Information Solutions, LLC	TN
Parallon Payroll Solutions, LLC	TN
Parallon Physician Services, LLC	TN
Parallon Workforce Management Solutions, LLC	TN
Pasadena Bayshore Hospital, Inc.	TX
Pulaski Community Hospital, Inc.	VA
Redmond Park Hospital, LLC	GA
Redmond Physician Practice Company	GA
The Regional Health System of Acadiana, LLC	LA
Retreat Hospital, LLC	VA
Rio Grande Regional Hospital, Inc.	TX
Riverside Healthcare System, L.P.	CA
Sarasota Doctors Hospital, Inc.	FL
Southern Hills Medical Center, LLC	NV
Spotsylvania Medical Center, Inc.	VA
Spring Branch Medical Center, Inc.	TX
Spring Hill Hospital, Inc.	TN
Sun City Hospital, Inc.	FL
Sunrise Mountainview Hospital, Inc.	NV
Surgicare of Brandon, Inc.	FL
Surgicare of Florida, Inc.	FL
Surgicare of Houston Women’s, Inc.	TX
Surgicare of Manatee, Inc.	FL
Surgicare of Newport Richey, Inc.	FL
Surgicare of Palms West, LLC	FL
Surgicare of Riverside, LLC	CA
Tallahassee Medical Center, Inc.	FL
TCMC Madison-Portland, Inc.	TN
Terre Haute MOB, L.P.	IN
Timpanogos Regional Medical Services, Inc.	UT
VH Holdco, Inc.	NV
VH Holdings, Inc.	NV
Virginia Psychiatric Company, Inc.	VA

Entity Name	Jurisdiction of Incorporation or Formation
W & C Hospital, Inc.	TX
Walterboro Community Hospital, Inc.	SC
West Florida Regional Medical Center, Inc.	FL
West Valley Medical Center, Inc.	ID
Western Plains Capital, Inc.	NV
WHMC, Inc.	TX
Woman’s Hospital of Texas, Incorporated	TX

Schedule II

Guarantors That Are Corporations, Limited Liability Companies or Limited

Partnerships Incorporated or Formed in the State of Delaware

Entity Name	Jurisdiction of Incorporation or Formation
American Medicorp Development Co.	Delaware
Centerpoint Medical Center of Independence, LLC	Delaware
CHCA Bayshore, L.P.	Delaware
CHCA Conroe, L.P.	Delaware
CHCA Mainland, L.P.	Delaware
CHCA West Houston, L.P.	Delaware
CHCA Woman’s Hospital, L.P.	Delaware
Columbia Rio Grande Healthcare, L.P.	Delaware
Columbia Valley Healthcare System, L.P.	Delaware
Dallas/Ft. Worth Physician, LLC	Delaware
EP Health, LLC	Delaware
Fairview Park GP, LLC	Delaware
Good Samaritan Hospital, L.P.	Delaware
Goppert-Trinity Family Care, LLC	Delaware
GPCH-GP, Inc.	Delaware
Grand Strand Regional Medical Center, LLC	Delaware
HCA American Finance LLC	Delaware
HCA - IT&S Field Operations, Inc.	Delaware
HCA - IT&S Inventory Management, Inc.	Delaware
HCA Management Services, L.P.	Delaware
Hospital Development Properties, Inc.	Delaware
HPG Enterprises, LLC	Delaware
HSS Holdco, LLC	Delaware
HSS Systems, LLC	Delaware
HTI MOB, LLC	Delaware
JFK Medical Center Limited Partnership	Delaware
Lakeland Medical Center, LLC	Delaware
Lakeview Medical Center, LLC	Delaware
Lewis-Gale Medical Center, LLC	Delaware
Management Services Holdings, Inc.	Delaware
Medical Centers of Oklahoma, LLC	Delaware
Medical Office Buildings of Kansas, LLC	Delaware
Midwest Division - ACH, LLC	Delaware
Midwest Division - LRHC, LLC	Delaware
Midwest Division - LSH, LLC	Delaware
Midwest Division - MCI, LLC	Delaware
Midwest Division - MMC, LLC	Delaware

Entity Name	Jurisdiction of Incorporation or Formation
Midwest Division - OPRMC, LLC	Delaware
Midwest Division - PFC, LLC	Delaware
Midwest Division - RMC, LLC	Delaware
Midwest Division - RPC, LLC	Delaware
Midwest Holdings, Inc.	Delaware
Notami Hospitals, LLC	Delaware
Outpatient Cardiovascular Center of Central Florida, LLC	Delaware
Palms West Hospital Limited Partnership	Delaware
Parallon Holdings, LLC	Delaware
Plantation General Hospital, L.P.	Delaware
Reston Hospital Center, LLC	Delaware
Riverside Hospital, Inc.	Delaware
Samaritan, LLC	Delaware
San Jose Healthcare System, LP	Delaware
San Jose Hospital, L.P.	Delaware
San Jose Medical Center, LLC	Delaware
San Jose, LLC	Delaware
SJMC, LLC	Delaware
Spalding Rehabilitation L.L.C.	Delaware
Terre Haute Hospital GP, Inc.	Delaware
Terre Haute Hospital Holdings, Inc.	Delaware
Terre Haute Regional Hospital, L.P.	Delaware
Trident Medical Center, LLC	Delaware
Utah Medco, LLC	Delaware
Wesley Medical Center, LLC	Delaware